UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

LIGAND PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11119 North Torrey Pines Road, Suite 200, La Jolla, California 92037
(Address of principal executive offices) (Zip Code)

(858) 550-7500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As previously reported, Ligand Pharmaceuticals Incorporated (“Ligand”) entered into a “General” Contingent Value Rights Agreement dated January 27, 2010 (as amended on January 26, 2011) and a “TR Beta” Contingent Value Rights Agreement dated January 27, 2010, in connection with its acquisition of Metabasis Therapeutics, Inc., a Delaware corporation (“Metabasis”). These two Agreements (the “Original Agreements”) entitle the holders of the applicable contingent value rights (“CVRs”) to, in general, receive 50% of the cash value of the proceeds from a license or sale of certain Metabasis drug development programs including, for the “General” CVRs, the FPBase inhibitor and DGAT-1 programs and others, and, for the “TR Beta” CVRs, the TR Beta program.

On May 20, 2014, Ligand entered into an Amendment of “General” Contingent Value Rights Agreement and an Amendment of “TR Beta” Contingent Value Rights Agreement, each with David F. Hale, as Stockholders’ Representative, and Computershare Inc. (as successor to Mellon Investor Services LLC), as Rights Agent. The purpose of the two Amendments (the “Amendments”) was to appropriately define the effect on the CVRs of a particular contemplated transaction (the “Transaction”) among Viking Therapeutics, Inc., a Delaware corporation (“Viking”) and Ligand/Metabasis, which had not been contemplated at the time of the Original Agreements.

In the Transaction, Ligand/Metabasis would grant licenses to Viking under the FBPase inhibitor program, the DGAT-1 program and the TR Beta program (the “Licenses”). Under the Licenses, Ligand/Metabasis would have the potential to receive milestone payments and royalties in cash. In addition, as further consideration for the Licenses, Viking would pay Ligand/Metabasis upfront fees in the form of shares of stock of Viking at the time of the closing of an initial public offering or a significant private financing by Viking. Because Ligand/Metabasis’ right to receive such shares is conditional upon and calculated at the time of such a closing, these rights to receive Viking equity as partial consideration for the Licenses are referred to as the “Contingent Stock Rights” or “CSRs.” As part of the Transaction, Viking would also obtain other assets, including licenses under two Ligand programs which have no connection with the Original Agreements.

In the event the Transaction is entered into and Viking thereafter closes an initial public offering or a significant private financing, Ligand would be obligated to pay the holders of the “General” CVRs at least $2,250,000 in cash, less any out-of-pocket costs and expenses reasonably incurred by Ligand/Metabasis in connection with the licensing event, and Ligand would be obligated to pay the holders of the “TR Beta” CVRs at least $1,250,000 in cash, less any out-of-pocket costs and expenses reasonably incurred by Ligand/Metabasis in connection with the licensing event.

The Amendment of “General” Contingent Value Rights Agreement contains a provision amending the “Proceeds” participation percentage under the “General” CVRs in a limited way, with the effect of increasing by $350,000 the total amount payable to the holders of the “General” CVRs in the event of a CSRs payout as compared to the total amount which in the absence of such provision would have been payable to the holders of the “General” CVRs in the event of a CSRs payout. I.e., as a result of the Amendment of “General” Contingent Value Rights Agreement provision, in the event the Transaction is entered into and Viking thereafter closes an initial public offering or a significant private financing, Ligand would be obligated to pay the holders of the “General” CVRs at least $2,600,000 in cash, less any out-of-pocket costs and expenses reasonably incurred by Ligand/Metabasis in connection with the licensing event.

The Amendments further amend the Original Agreements by

•	anticipating that under the Transaction agreement Ligand/Metabasis could receive shares of stock of Viking both under the CSRs (in respect of the Licenses) and also under similar conditional equity rights in respect of licenses of unrelated assets; establishing that the allocation to the CSRs of portions of such total number of shares will be in accordance with specified ratios; and providing that the fairness of such proportions, if established in good faith, are conclusive and binding for CVR purposes. For the “General” CVRs, the specified ratios are 3½/29 for the FBPase inhibitor program and 1/29 for the DGAT-1 program, and for the “TR Beta” CVRs the specified ratio is 2½/29.

•
further providing that these same proportions would also establish, conclusively and on a binding basis, the percentages of “Additional Shares” which are allocated to the CSRs. “Additional Shares” refers to any and all additional shares of stock of Viking which pursuant to the Transaction agreement would be issuable under certain circumstances by Viking to Ligand/Metabasis under the CSRs (in respect of the Licenses) and under similar conditional equity rights in respect of licenses of unrelated assets.

•
providing that Ligand/Metabasis’ mere receipt of the CSRs will not be deemed to constitute the receipt by Ligand/Metabasis of any “Proceeds” for purposes of the CVRs, but that instead only the actual receipt of actual payouts from Viking upon the CSRs will be considered to be Proceeds.

•
establishing that for purposes of the CVRs, if/as/when (in a Viking initial public offering scenario) Viking makes a payout of shares to Ligand/Metabasis under the CSRs, the cash valuation of the Proceeds would be at 100% of the IPO price per share to the public.

•	deferring the CVR Payment Dates in certain CSRs payout scenarios.

The foregoing summary of the material terms of the Original Agreements and of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Original Agreements, copies of which are filed with Ligand’s previous Securities and Exchange Commission reports, and to the Amendments, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.
On May 21, 2014, as contemplated by the Amendments, Ligand, Metabasis and Viking entered into a Master License Agreement (the “Master License Agreement“) under which Ligand/Metabasis granted the Licenses to Viking and Ligand also granted licenses to Viking under the two Ligand programs which have no connection with the Original Agreements. In consideration of the Licenses, Viking granted the CSRs to Ligand/Metabasis; and, as had been contemplated by the Amendments, the Licenses also called for the potential payment of significant cash milestone payments and royalties by Viking to Ligand/Metabasis. The specified ratios for establishing CSRs allocations, as contemplated by the Amendments, were in fact embodied in the Master License Agreement.
Under the Master License Agreement, if Viking closes an initial public offering, then Ligand/Metabasis would be entitled under the CSRs and under similar conditional equity rights in respect of licenses of unrelated Ligand assets to receive a number of unregistered shares of Viking common stock.
Ligand/Metabasis and Viking also entered into other related agreements on May 21, 2014.
Further disclosure regarding the terms of the Master License Agreement and such other related agreements is presented in Ligand’s separate Current Report on Form 8-K which is being filed at the same time as this Current Report on Form 8-K. The foregoing description of certain terms of the Master License Agreement does not purport to be complete and is qualified in its entirety by reference to such separate Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1
Amendment of “General” Contingent Value Rights Agreement, by and among Ligand Pharmaceuticals Incorporated, David F. Hale, as Stockholders’ Representative, and Computershare Inc. (as successor to Mellon Investor Services LLC) as Rights Agent, dated May 20 2014

10.2
Amendment of “TR Beta” Contingent Value Rights Agreement, by and among Ligand Pharmaceuticals Incorporated, David F. Hale, as Stockholders’ Representative, and Computershare Inc. (as successor to Mellon Investor Services LLC) as Rights Agent, dated May 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date:    May 22, 2014
By:     /s/ Charles S. Berkman
Name: Charles S. Berkman
Title: Vice President, General Counsel and Secretary